Exhibit 99.1

CytoSorbents Strengthens Intellectual Property Portfolio with New Patents Issued in the U.S., China, Japan, Russia, and Australia

MONMOUTH JUNCTION, NJ – March 28, 2017 - CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, announced the issuance today of U.S. Patent No. 9,604,196 entitled, “Size Selective Hemocompatible Polymer System”.

This composition of matter patent provides additional coverage of the Company’s base polymer system, and this and other U.S. and foreign patents in this family extend protection of CytoSorb and CytoSorbents’ core technologies into 2026 in the U.S. and into 2031 in China, Japan, Russia, and Australia. Related patent applications are ongoing in other territories worldwide.

Mr. Vincent Capponi, Chief Operating Officer of CytoSorbents stated, “We are pleased to announce the addition of these novel patents to our intellectual property portfolio. This patent family adds significant strength and patent life to our core polymer technology in key markets around the world.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 43 countries around the world, as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury and pancreatitis, as well as in cancer immunotherapy. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure. CytoSorbents has completed its REFRESH (REduction in FREe Hemoglobin) I trial - a multi-center, randomized controlled study that has demonstrated the safety of intra-operative CytoSorb® use in a heart-lung machine during complex cardiac surgery. In 2017, the company plans to initiate a pivotal REFRESH 2 trial intended to support U.S. FDA approval. CytoSorb® has been used safely in more than 20,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding in excess of $18 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM) and others. The Company has numerous products under development based upon this unique blood purification technology including CytoSorb-XL, HemoDefend™, VetResQ™, ContrastSorb, DrugSorb, and others. We own 32 issued U.S. patents and multiple applications pending worldwide with 15 U.S. patents directed to various compositions and methods of use related to our purification technologies. For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 3, 2017, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

Cytosorbents Contact:

Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Public Relations Contact:

Amy Phillips

Pascale Communications

412-327-9499

amy@pascalecommunications.com